SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                August 7, 2003
               ---------------------------------------------------------------
                       (Date of earliest event reported)

                            Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)

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
         Delaware                             1-11661                                  13-3447441
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(State of Incorporation)                    (Commission                            (I.R.S. Employer
                                            File Number)                           Identification No.)

745 Seventh Avenue
New York, New York                                                          10019
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(Address of Principal Executive Offices)                                    (Zip Code)
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       Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.   Other Events
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     On August 7, 2003, Lehman ABS Corporation ("LABS") transferred
$25,000,000 aggregate principal amount of 6.125% Notes due February 15, 2033, issued by The Goldman Sachs Group, Inc. to the Corporate Backed Trust
Certificates, Goldman Sachs Group Note-Backed Series 2003-12 Trust established by LABS, which issued Corporate Backed Trust Certificates, Goldman Sachs Group
Note-Backed Series 2003-12 pursuant to a standard terms for trust agreements, dated as of January 16, 2001, between LABS and U.S. Bank Trust National
Association, as trustee (the "Trustee"), as supplemented by a series supplement thereto, dated as of August 7, 2003 (the "Series Supplement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by
Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated July 29, 2003 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule I of the Underwriting Agreement.

ITEM 7.   Financial Statements and Exhibits
          ---------------------------------

(a)  Financial Statements - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits

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
Item 601(a) of
Regulation S-K
Exhibit No.             Description
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
     4.1            Series Supplement, dated as of August 7, 2003, between Lehman ABS
                    Corporation, as Depositor, and U.S. Bank Trust National Association, as
                    Trustee.
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LEHMAN ABS CORPORATION


                                       By:  /s/ Rene Canezin
                                           ---------------------------
                                       Name:  Rene Canezin
                                       Title: Senior Vice President

August 18, 2003


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INDEX TO EXHIBITS
    Exhibit No.                            Description
    -----------                            -----------

       4.1 Series Supplement, dated as of August 7, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.